WILLIAM S. LERACH (68581)
KEITH F. PARK (54275)
MARK SOLOMON (151949)
MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
600 West Broadway, Suite 1800
San Diego, CA  92101
Telephone:  (619) 231-1058

ROBERT N. KAPLAN
JONATHAN K. LEVINE
CHRISTINE M. COMAS
KAPLAN, KILSHEIMER & FOX LLP
685 Third Avenue, 26th Floor
New York, NY  10017
Telephone:  (212) 687-1980

Plaintiffs' Settlement Counsel
[Additional Counsel on Signature Page]


                                  UNITED STATES DISTRICT COURT
                                NORTHERN DISTRICT OF CALIFORNIA


IN re GUPTA CORPORATION SECURITIES )    CLASS ACTION
LITIGATION                         )
                                   )    Master File No.
---------------------------------- )    94-1517-FMS (EAI)
This Document Relates to All       )
Actions                            )
---------------------------------- )


                           STIPULATION OF SETTLEMENT
                           -------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                              Page
                                                                                              -----

     I.   THE LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     II.  PRETRIAL PROCEEDINGS AND DISCOVERY IN THE LITIGATION . . . . . . . . . . . . . . . . . . 2
     III. DEFENDANTS' STATEMENT AND DENIALS OF WRONGDOING AND LIABILITY. . . . . . . . . . . . . . 2
     IV.  CLAIMS OF THE REPRESENTATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT . . . . . . . . . . . 3
     V.   TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT . . . . . . . . . . . . . . . . . . . . 3
          1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          2.   Administration of The Settlement Fund . . . . . . . . . . . . . . . . . . . . . . .12
               A. The Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
               B. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
               C. Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
          3.   Rights With Respect To The Settlement Stock . . . . . . . . . . . . . . . . . . . .15
          4.   Consent To Jurisdiction Of Magistrate Judge . . . . . . . . . . . . . . . . . . . .16
          5.   Notice Order and Settlement Hearing . . . . . . . . . . . . . . . . . . . . . . . .16
          6.   Releases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
          7.   Administration And Calculation Of Claims, Final Awards and Supervision
               And Distribution Of Settlement Fund . . . . . . . . . . . . . . . . . . . . . . . .18
          8.   Representative Plaintiffs' Counsel's Attorneys' Fees And
               Reimbursement Of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
          9.   Conditions Of Settlement, Effect Of Disapproval, Cancellation Or Termination. . . .22
          10.  Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

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     This Stipulation of Settlement (the "Stipulation"), dated as of July 19,
1996, is made and entered by and among the following parties (as defined further in Section V herein) to the above entitled Litigation: (i) the Representative Plaintiffs (on behalf of themselves and each of the Class Members), by and through their counsel of record in the Litigation; and (ii) the Defendants, by and through their counsel of record in the Litigation. The Stipulation is intended by the parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined herein), upon and subject to the terms and conditions hereof.

I.   THE LITIGATION

     This action was commenced in the United States District Court for the Northern District of California on or about May 2, 1994. On August 4, 1994, plaintiffs filed a First Amended Complaint, which was dismissed with leave to replead on December 6, 1994. On January 12, 1995, plaintiffs filed a Second Amended Complaint, which has been sustained in part and dismissed in part.

     This is a securities class action on behalf of all persons, other than defendants, who purchased the common stock of Gupta Corporation ("Gupta") between October 19, 1993 and July 6, 1994, inclusive (the "Class Period"). The action is brought under Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934, and Rule l0b-5 promulgated thereunder. Defendants include Gupta and certain of its present and former officers and directors. This action was certified to proceed as a class action pursuant to this Court's order of May 17, 1995. This action is referred to herein as the "Class Action" or the "Litigation."

II.  PRETRIAL PROCEEDINGS AND DISCOVERY IN THE LITIGATION

     The parties have engaged in substantial motion practice in the Litigation, including motions to dismiss the various complaints and motions to compel the production of documents and oppositions to such motions.

     Counsel for the Representative Plaintiffs have also conducted extensive formal and informal discovery and investigation during the prosecution of the Litigation. This discovery and investigation has included, INTER ALIA, (i) extensive depositions in the United States and England of Gupta executives and employees, present and former, and its former auditors, (ii) inspection of hundreds of thousands of pages of documents produced by defendants, Gupta's auditors, securities analysts, Gupta's customers and other non-parties; (iii) consultation with experts in damages and accounting; (iv) review of Gupta's public filings, annual reports and other public statements; and (v) research of the applicable law with respect to the claims asserted and the potential defenses thereto.

III. DEFENDANTS' STATEMENT AND DENIALS
     OF WRONGDOING AND LIABILITY

     The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiffs on behalf of the Class. The Defendants also have denied and continue to deny, INTER ALIA, the allegations that the Representative Plaintiffs or the Class have suffered damage.

     Nonetheless, the Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Litigation. The Defendant have, therefore, determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV.  CLAIMS OF THE REPRESENTATIVE PLAINTIFFS
     AND BENEFITS OF SETTLEMENT

     The Representative Plaintiffs believe that the claims asserted in the Litigation have merit and that the evidence developed to date in the Litigation supports the claims asserted. However, counsel for the Representative Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals. Counsel for the Representative Plaintiffs believe that the settlement set forth in the Stipulation confers substantial benefits upon the Class and each of the Class Members. Based on their evaluation, counsel for the Representative Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Representative Plaintiffs and the Class and each of the Class Members.

V.   TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Representative Plaintiffs (for themselves and the Class Members), and the Defendants, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed on the merits and with prejudice, as to all settling parties, upon and subject to the terms and conditions of the Stipulation, as follows:

     1.   DEFINITIONS

          As used in the Stipulation the following terms have the meanings specified below:

          1.1 "Authorized Claimant" means any Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

          1.2 "Authorized Stock Recipients" means Class Members and the attorneys to the Class to whom the Court orders that Settlement Stock shall be distributed.

          1.3 "Claimant" means any Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

          1.4 "Claims Administrator" means Gilardi & Co., P.O. Box 5100, Larkspur, California, 94977-5100.

          1.5 "Defendants" means Umang P. Gupta, D. Bruce Scott, Richard M. Noling, Nicholas Birtles, Richard J. Heaps, Reed D. Taussig, Douglas C. Carlisle, Anthony Sun and Gupta Corporation (including Gupta Corporation's successors and assigns).

          1.6 "Effective Date" means the first date by which all of the events and conditions specified in PARA9.1 of the Stipulation have been met and have occurred.

          1.7  "Escrow Agent" means Milberg, Weiss Betshad, Hynes & Lerach LLP.

          1.8 "Final" means: (i) The date of final affirmance on an appeal from the Judgment, the expiration of the time for a petition for a writ of certiorari to review the Judgment and, if certiorari be granted, the date of final affirmance of the Judgment following review pursuant to that grant; or
(ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court's judgment approving the Stipulation substantially in the form of Exhibit "B" hereto, I.E., thirty (30) days after entry of the Judgment or such longer time as may be allowed by Court order extending the time for appeal. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

          1.9 "Judgment" means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit "B."

          1.10 "Notification Date" means the date on which the Claims Administrator shall inform Defendants' Counsel that claims processing has been completed and that all or a portion of the Settlement Stock shall be distributed to all or some of the Authorized Stock Recipients.

          1.11 "Parties" means, collectively, each of the Defendants and the Representative Plaintiffs on behalf of themselves and the members of the Class.

          1.12 "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

          1.13 "Plaintiffs' Settlement Counsel" means the following counsel for Representative Plaintiffs in the Litigation:

               Milberg Weiss Bershad Hynes & Lerach LLP, William S. Lerach, Keith F. Park, Joy Ann Bull, Mark Solomon, 600 W. Broadway, Suite 1800, San Diego, California, 92101, Telephone: 619/231-1058; and Kaplan, Kilsheimer & Fox LLP, Robert N. Kaplan, Jonathan K. Levine, Christine M. Comas, 685 Third Avenue, New York, New York, 10017, Telephone: 212/687-1980.

          1.14 "Plan of Allocation" means a plan or formula of allocation of the Settlement Fund which shall be described in the "Notice of Settlement of Class Action" to be sent to Class Members in connection with the Settlement whereby the Settlement
Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the Settlement, any taxes, penalties or interest or tax preparation fees owed by the Settlement Fund, and such attorneys' fees, costs, expenses and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation.

          1.15 "Related Parties" means each of a Defendant's past or present directors, officers, employees, partners, principals, agents, underwriters, controlling shareholders, any entity in which the Defendant and/or any member(s) of the Defendant's immediate family has or have a controlling interest, attorneys, accountants, auditors, banks, investment banks or investment bankers, advisors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, associates, related or affiliated entities, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his family. Without limiting the foregoing, the Related Parties of defendant Gupta Corporation shall be deemed to include Novell, Inc.

          1.16 "Released Claims" means and includes any and all claims or causes of action, including "Unknown Claims" as defined in PARA 1.25 hereof, demands, rights, liabilities, and causes of action of every nature and description whatsoever, known or unknown, asserted or that could have been asserted by the Representative Plaintiffs or the Class Members, or any of them, against the Released Persons based upon or related to both the purchase of Gupta stock by the Representative Plaintiffs or the Class Members during the Class Period and the facts, transactions, events, occurrences, disclosures, statements, acts or omissions or failures to act which were or could have been alleged in the Litigation, including the purchase, sale or distribution by any of the defendants of the common stock of Gupta
Corporation during the Class Period.

          1.17 "Released Persons" means each and all of the Defendants and their respective Related Parties.

          1.18 "Representative Plaintiffs" means Jafar Hooman, David Rosenfield, Brian Murray, Ram Narace Maharaj and Rodney Conover.

          1.19 "Gupta" or the "Company" means Gupta Corporation.

          1.20 "Class" means all persons (except Defendants, members of the immediate family of Defendants, any entity in which any Defendant has a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded party) who purchased Gupta common stock during the period from October 19, 1993 through July 6, 1994 inclusive, excluding those persons who timely and validly requested exclusion from the Class pursuant to the "Notice of Pendency of Class Action" which was sent to the Class on September 27, 1995.

          1.21 "Class Member" or "Member of the Class" means a Person who falls within the definition of the Class as set forth in PARA 1.20 of the Stipulation.

          1.22 "Class Period" means the period from October 19, 1993 through July 6, 1994, inclusive.

          1.23 "Settlement Fund" means:

               (a) the principal amount of Three Million Dollars ($3,000,000) in cash, which sum shall be paid by wire transfer to the Escrow Agent on or before July 19, 1996, plus interest earned thereon. Any amount not paid by that date shall bear interest at the rate of ten (10%) per annum until paid; and

               (b) One Million Eight Hundred and Seventy-Five Thousand (1,875,000) shares of Gupta common stock with a guaranteed value as described below to be distributed as set forth in this subsection (b).

                    i. DISTRIBUTIONS OF STOCK, IF ANY, TO COUNSEL FOR THE REPRESENTATIVE PLAINTIFFS. To the extent that the Court authorizes the distribution of a portion of the Settlement Stock (as defined in paragraph
V.1.24 herein) as payment of any portion of the attorneys' fees to counsel for the Representative Plaintiffs, Gupta shall direct its stock transfer agent to issue and distribute the amount of stock determined below on or before the fifth business day following the execution of an order by the Court awarding the fees and expenses (the "Fee and Expense Order"). The number of shares so distributed shall be determined as follows. The price-per-share of the shares of the Settlement Stock shall be determined by calculating the average closing price of Gupta common stock, (as reflected on the NASDAQ National Market or, if Gupta common stock ceases to be traded on the NASDAQ, on such other market as Gupta common stock is traded at that time) for the twenty (20) trading days prior to the execution of the Fee and Expense Order (the "First Valuation Period"). If the price-per-share for the First Valuation Period is equal to or greater than $6, then the number of shares to be distributed to counsel for Representative Plaintiffs shall be the amount of stock awarded by the Court as attorneys' fees (the "Shares Awarded"). In such event, the number of shares remaining in the Settlement Fund after the distribution will be 1,875,000 minus the number of shares distributed. If the price-per-share for the First Valuation Period is less than $6 per share, but $4.50 per share or higher, then the number of shares to be distributed to counsel for the Representative Plaintiffs shall be equal to the amount of stock that would have been distributed based on a Settlement Fund that contained only 1,875,000 shares of Gupta Common stock, multiplied by the following fraction:  $6 divided by the price-per-share for the First Valuation Period;
if the price-per-share for the First Valuation Period is less than $4.50 per share, then the number of shares to be distributed to counsel for the Representative Plaintiffs shall be equal to the amount of stock that would have been distributed based on the Settlement Fund, including 1,875,000 shares of Gupta Common stock, multiplied by the following fraction:  $6 divided by $4.50; in either event, the number of shares remaining in the Settlement Fund after the distribution will be 1,875,000 minus the number of shares that would have been distributed to plaintiffs' counsel based on a Settlement Fund that contained only 1,875,000 shares of Gupta common stock.

                    ii. The remaining portion of the Settlement Stock shall be distributed pursuant to paragraphs 3.1-3.2 below in an aggregate number of shares calculated as follows. The price-per-share of the shares of the Settlement Stock shall be determined by calculating the average closing price of Gupta common stock, (as reflected on the NASDAQ National Market or, if Gupta common stock ceases to be traded on the NASDAQ, on such other market as Gupta common stock is traded at that time) for the twenty (20) trading days prior to the Notification Date (the "Second Valuation Period"). If the price-per-share for the Second Valuation Period is equal to or greater than $6, then the number of shares to be distributed to the Class shall be the balance of the shares of Settlement Stock remaining in the Settlement Fund ("Remaining Shares"). If the price-per-share for the Second Valuation Period is less than $6 per share, but $4.50 per share or greater, then the number of shares to be distributed to the Class shall be equal to the number of Remaining Shares multiplied by the following fraction: $6 divided by the price-per-share for the Second Valuation Period. If the price-per-share for the Second Valuation Period is less than $4.50 per share, then the number of shares to be distributed to the

Settlement Class shall be equal to the number of Remaining Shares multiplied by the following fraction: $6 divided by $4.50.

                    iii. In each of the foregoing cases, the share price and the total number of shares to be contributed to the Settlement Fund will be adjusted to reflect any changes due to stock splits, stock dividends, reverse stock splits that occur from the date of this Stipulation until the time of the distribution(s).

                    iv. All costs, including those of Gupta's transfer agent, incurred in issuing and distributing any Settlement Stock to Authorized Stock Recipients shall be borne by Gupta.

          1.24 "Settlement Stock" means shares of Gupta common stock to be issued by Gupta which shall comprise a part of the Settlement Fund as set forth in paragraph 1.23.

          1.25 "Unknown Claims" means any Released Claims which any Representative Plaintiff or Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, each of the Representative Plaintiffs shall expressly and the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each of the Representative Plaintiffs shall expressly and the Class Members shall be deemed to, and upon the Effective Date and by operation of the Judgment shall have waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. Each of the Representative Plaintiffs and the Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but hereby stipulate and agree that each Representative Plaintiff does and each Class Member shall be deemed to, upon the Effective Date and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Releasers acknowledge that the foregoing waiver was bargained for and a key element of the Settlement of which this release is a part.

     2.   ADMINISTRATION OF THE SETTLEMENT FUND

          A.   THE ESCROW AGENT

               2.1 The Escrow Agent shall invest the cash portion of the Settlement Fund in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at the current market rates.

               2.2 The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, or by an Order of the Court, or with the written agreement of counsel for Defendants and Plaintiffs' Settlement Counsel.

               2.3 Subject to such further order and direction by the Court as may be necessary, the Escrow Agent is authorized to execute such transactions on behalf of the Class Members as are consistent with the terms of the Stipulation.

               2.4 All funds held by the Escrow Agent shall be deemed and considered to be in CUSTODIA LEGIS of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

               2.5 Within ten (10) days after the payment of the Settlement Fund or a portion thereof to the Escrow Agent, the Escrow Agent may establish a "Notice and Administration Fund," and $100,000 may be transferred from the Settlement Fund to it. The Notice and Administration Fund may be used by Plaintiffs' Settlement Counsel to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Class, locating Class members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to the Members of the Class, processing Proofs of Claim and Release and paying escrow fees and costs, if any. The Notice and Administration Fund may also be invested and earn interest as provided for in PARA 2.1 of this Stipulation.

               2.6 On the Effective Date, any balance (including interest) then remaining in the Notice and Administration Fund, less expenses incurred but not yet paid, may be transferred by the Escrow Agent to, and deposited and credited as part of, the Settlement Fund to be applied as set forth in PARA 7.2 below. Thereafter, Plaintiffs' Settlement Counsel shall have the

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

right to use such portions of the Settlement Fund as are, in their exercise of reasonable judgment, necessary to carry out the purposes set forth in PARA 2.5.

          B.   TAXES

               2.7 (a) The Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. Section 1.468B-1. In addition, the Escrow Agent and, as required, the Defendants and/or the Insurance Carrier contributing any settlement consideration shall jointly and timely make the "relation-back election" (as defined in Treas. Reg. Section 1.468B-1) back to the earliest permitted date. Such election Shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare, and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

                    (b) For the purposes of Section 468B of the Internal Revenue Code of 1986, and Treas. Reg. Section 1.468B, the "administrator" shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. Section 1.468B-2(1)). Such returns (as well as the election described in PARA 2.7(a)) shall be consistent with this PARA 2.7 and in all events shall reflect that all taxes (including any estimated taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in PARA 2.7(c) hereof.

                    (c) All (i) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, ("Taxes") and (ii) expenses and costs incurred in connection with the operation and implementation of this PARA 2.7

(including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this PARA 2.7) ("Tax Expenses"), shall be paid out of the Settlement Fund; in all events the Defendants shall not have any liability or responsibility for the taxes, the Tax Expenses, or the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority. The Escrow Agent shall indemnify and hold Defendants harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and the Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court, and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.468B-2(1) (2)); the Defendants are not responsible and shall have no liability therefor, or for any reporting requirements that may relate thereto. The parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this PARA 2.7.

          C.   TERMINATION

               2.8 In the event that the Stipulation is not approved, or is terminated, canceled, or fails to become effective for any reason, the Settlement Fund (including accrued interest) and the funds in the Notice and Administration Fund (described in PARA 2.5 above), less expenses actually incurred or due and owing in connection with the settlement provided for herein, shall be refunded.

     3.   RIGHTS WITH RESPECT TO THE SETTLEMENT STOCK

          3.1 In order that the Settlement Stock may be distributed to and be fully and freely traded by the Authorized Stock Recipients without any restrictions, ten (10) days before the Settlement hearing date, Gupta shall provide Plaintiffs' Settlement Counsel with the written opinion of outside counsel substantially to the effect: (a) that the Settlement Stock will be issued in compliance with the registration requirements of Section 5 of the Securities Act of 1933 or will be issued in reliance upon an exemption therefrom; (b) that the Settlement Stock is fully tradeable without any restriction after distribution; and (c) that such shares are otherwise fully paid, non-assessable and free from all liens and encumbrances.

          3.2 Within three (3) business days of the completion of the Second Valuation Period, the Claims Administrator shall provide Gupta's transfer agent with a list (in the form required by the transfer agent) identifying each Class Member who is entitled to receive stock and the number of shares of Settlement Stock to be issued to each such person. Gupta shall direct its stock transfer agent to issue and distribute the Settlement Stock within five (5) business days of receipt of the list of the persons and in the amounts shown on said list.

     4.   CONSENT TO JURISDICTION OF MAGISTRATE JUDGE

          4.1  The Settling Parties hereto consent, pursuant to 28 U.S.C.
Section 636 and Rule 73 of the Federal Rules of Civil Procedure, to the conduct by United States Magistrate Judge Edward A. Infante (the "Court") of all proceedings and to enter such orders and judgments as are necessary or required to approve, implement and act upon the Stipulation, the Plan of Allocation, the Fee and Expense Applications and all related matters.

     5.   NOTICE ORDER AND SETTLEMENT HEARING

          5.1 Promptly after execution of the Stipulation, but in no event later than ten (10) days after the Stipulation is signed (unless such time is extended by the written agreement of Plaintiffs' Settlement Counsel and counsel for the Defendants), the Parties shall submit the Stipulation together with its Exhibits to the Court and shall jointly apply for entry of an order (the "Notice Order"), substantially in the form of Exhibit "A," hereto, requesting the preliminary approval of the settlement set forth in the Stipulation, and approval for the mailing and publication of a Notice of Settlement of Class Action which shall include the general terms of the settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application (as defined in PARA 8.1) and the date of the Settlement Hearing (as defined below in PARA 5.2).

          5.2 The parties shall request that, after notice is given, the Court hold a Hearing (the "Settlement Hearing") and finally approve this settlement as set forth herein. At or after the Settlement Hearing, Representative Plaintiffs' counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.

     6.   RELEASES

          6.1 Upon the Effective Date, the Representative Plaintiffs shall and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims against each and all of the Released Persons, whether or not such Class Member executes and delivers the Proof of Claim and Release.

          6.2 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Representative Plaintiffs, the Class
Members, and counsel to the Representative Plaintiffs from all claims
(including "Unknown Claims"), arising out of, relating to, or in connection with the institution, prosecution, assertion or resolution of the Litigation or the Released Claims.

          6.3 Only those Class Members filing valid and timely Proofs of Claim and Release shall be entitled to participate in the settlement and receive any distributions from the Settlement Fund. The Proofs of Claim and Release to be executed by the Class Members shall release all Released Claims against the Released Persons, and shall be substantially in the form contained in Exhibit "A-3" hereto. All members of the Class shall be bound by the releases set forth therein whether or not they submit a valid and timely Proof of Claim and Release.

     7.   ADMINISTRATION AND CALCULATION OF CLAIMS,
          FINAL AWARDS AND SUPERVISION AND DISTRIBUTION
          OF SETTLEMENT FUND

          7.1 Plaintiffs' Settlement Counsel, or their authorized agents, acting on behalf of the Class, and subject to the supervision, direction and approval of the Court, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of that portion of the Settlement Fund that is finally awarded by the Court to the Class Members.

          7.2  The Settlement Fund shall be applied as follows:

               (a) To pay all unpaid costs and expenses reasonably and actually incurred in connection with providing Class Notice including, locating Class members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to the Class, processing Proofs of Claim and Release and paying escrow fees and costs, if any;

               (b)  To pay Taxes and Tax Expenses;

               (c) To pay counsel to Representative Plaintiffs' attorneys' fees, expenses and costs, with interest thereon (the "Fee and Expense Award"), if and to the extent allowed by the Court; and

               (d) To distribute the balance of the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation or the Court.

          7.3 After the Effective Date and subject to such further approval and further order(s) of the Court as may be required, the Net Settlement Fund shall be distributed to Class Members who submit valid, timely filed Proofs of Claim and Release ("Authorized Claimants"), subject to and in accordance with the following:

               (a) Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a separate completed Proof of Claim and Release as attached to the Notice and substantially in the form of Exhibit "A-3" hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

               (b) Except as otherwise ordered by the Court, all Class Members who fail to timely submit a valid Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or who have not already done so, shall be forever barred from receiving any payments of money or stock pursuant to the Stipulation and the settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the settlement and releases contained herein, and the Judgment.

               (c) The Net Settlement Fund shall be distributed to the Authorized Claimants in accordance with and subject to the Plan of Allocation to be described in the Notice mailed to Class Members. The proposed Plan of Allocation shall not be a part of the Stipulation.

          7.4 The Defendants shall not have any responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Settlement Fund, the Plan of Allocation, the determination, administration of taxes, or any losses incurred in connection therewith. No Person shall have any claim of any kind against Defendants, or their respective counsel with respect to the matters set forth in this paragraph; and the Class Members and Plaintiffs' Settlement Counsel release Defendants from any and all liability and claims arising from or with respect to the investment or distribution of the Settlement Fund.

               7.5 No Person shall have any claim against Plaintiffs' Settlement Counsel or any claims administrator, or other agent designated by Plaintiffs' Settlement Counsel, or Defendants or their counsel, based on the distributions made substantially in accordance with the Stipulation and the settlement contained herein, the Plan of Allocation or further orders of the Court.

               7.6 It is understood and agreed by the Parties that any proposed Plan of Allocation of the Net Settlement Fund, including, without limitation, any adjustments to an Authorized Claimant's claim set forth therein is not a part of the Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceedings relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the settlement set forth herein, or any other orders entered pursuant to the Stipulation.

     8.   REPRESENTATIVE PLAINTIFFS' COUNSEL'S
          ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

          8.1 The Representative Plaintiffs or their counsel may submit an application or applications (the "Fee and Expense Application") for distributions to them from the Settlement Fund for: (i) an award of attorneys' fees in an amount up to 33-1/3 percent of the Settlement Fund; plus (ii) reimbursement of all expenses and costs, including the fees of any experts or consultants incurred in connection with prosecuting the Litigation, plus interest on such attorneys' fees, costs and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid), as may be awarded by the Court.

          8.2 The attorneys' fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court (the "Fee and Expense Award"), shall be transferred to Plaintiffs' Settlement Counsel from the Settlement Fund, within five (5) business days after the Court executes an order awarding such fees and expenses. Plaintiffs' Settlement Counsel shall thereafter allocate the Fee and Expense Award amongst Representative Plaintiffs' Counsel in a manner in which Plaintiffs' Settlement Counsel in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Litigation; provided, however, that in the event that the Stipulation and the settlement set forth herein does not become Effective for any reason, or the Judgment or the Order making the Fee and Expense Award is reversed or modified on appeal, and in the event that the Fee and Expense Award have been paid to any extent, then Representative Plaintiffs' Counsel shall within five (5) business days from the event which precludes the Effective Date from occurring or such reversal or modification, refund to the Settlement Fund the fees, expenses, costs and interest previously paid to them from the Settlement Fund, including accrued interest on any such amount at the average rate earned on the

Settlement Fund from the time of withdrawal until the date of refund. Each such Representative Plaintiffs' Counsel's law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing this PARA 8.2 of the Stipulation. Without limitation, each such law firm and its partners and/or shareholders agree that the Court may, upon application of Defendants, on notice to counsel to the Representative Plaintiffs, summarily issue orders, including but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against them or any of them should such law firm fail timely to repay fees and expenses pursuant to this PARA 8.2 of the Stipulation.

          8.3 Defendants and their Related Parties shall have no responsibility for, and no liability whatsoever with respect to, any payment to Plaintiffs' Settlement Counsel from the Settlement Fund that may occur before the Effective Date.

          8.4 Defendants and their Related Parties shall have no responsibility for, and no liability whatsoever with respect to, the allocation among Plaintiffs' Settlement Counsel, and any other Person who may assert some claim thereto, or any Fee and Expense Awards that the Court may make in this Litigation.

          8.5 The procedure for and the allowance or disallowance by the Court of any applications by any of the counsel to the Representative Plaintiffs for attorneys' fees, costs and expenses, including the fees of experts and consultants, to be paid out of the Settlement Fund, are not part of the settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceedings relating to the Fee and Expense Application, or any appeal from any order relating thereto, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the settlement of the Litigation set forth herein.

     9.   CONDITIONS OF SETTLEMENT, EFFECT OF
          DISAPPROVAL, CANCELLATION OR TERMINATION

          9.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

               (a) Defendants shall have timely transferred or caused to be timely transferred the cash portion of the Settlement Fund to the Escrow Agent as required in PARA 1.23(a) above;

               (b) The Court has entered the Notice Order, as required by PARA 5, above;

               (c) The Court has entered the Judgment, or a judgment substantially in the form of Exhibit "B;"

               (d) The Judgment has become Final, as defined in PARA 1.8, above.

          9.2 Upon the occurrence of all of the events referenced in PARA 9.1 above, any and all remaining interest or right of the Defendants to the Settlement Fund shall be absolutely and forever extinguished.

          9.3 Neither a modification nor reversal on appeal of any Plan of Allocation or of any amount of attorneys' fees, costs, expenses and interest awarded by the Court to any of the Representative Plaintiffs' counsel shall constitute grounds for cancellation and termination of the Stipulation.

          9.4 If all of the conditions specified in PARA 9.1 are not met, then the Stipulation shall be canceled and terminated unless Plaintiffs' Settlement Counsel, and counsel for Defendants mutually agree in writing to proceed with the Stipulation.

          9.5 Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within five (5) business days after written notification of such event is sent by counsel for Defendants or Plaintiffs' Settlement Counsel to the Escrow Agent, the Settlement Fund (including accrued interest), plus any amount then remaining in the Notice and Administration Fund (including accrued interest), less expenses and any costs which have either been disbursed pursuant to PARAS 2.5 or 2.6 hereto, or are determined to be chargeable to the Notice and Administration Fund, shall be refunded by the Escrow Agent pursuant to written instructions from Defendants or their counsel. In such event Defendants shall be entitled to any tax refund owing to the Settlement Fund. At the request of Defendants or Defendants' counsel, the Escrow Agent or its designee shall apply for any such refund and pay the proceeds, less the cost of obtaining the tax refund.

          9.6 In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Parties shall be restored to their respective positions in the Litigation as of July 19, 1996. In such event, the terms and provisions of the Stipulation, with the exception of PARAS 2.5, 2.7, 2.8, 7.5, 8.2-8.5, 9.1-9.7 herein, shall have no further force and effect with respect to the parties and shall not be used in this Litigation or in any other proceeding for any purpose, except as provided for in PARAS 2.5, 2.7, 2.8, 7.5, 8.2-8.5, 9.1-9.7; and any Judgment or Order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, NUNC pro TUNC. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys' fees, costs, expenses and interest awarded by the Court to the Representative Plaintiffs or any of their counsel shall constitute grounds for cancellation or termination of the Stipulation.

          9.7 If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither the Representative Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed from the Notice and Administration Fund. In addition, any expenses already incurred and properly chargeable to the Notice and Administration Fund pursuant to PARA 2.5 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with PARA 9.5 above.

          9.8 If a case is commenced in respect to any Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of the Settlement Fund, or any portion thereof, by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent conveyance or similar transaction, then, as to such Defendant only, the releases given and Judgment entered in favor of such Defendant pursuant to this Stipulation shall be null and void.

     10.  MISCELLANEOUS PROVISIONS

          10.1 The Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

          10.2 Each Defendant warrants as to himself or itself that, at the time any of the payments provided for herein are made on behalf of himself or itself, he is not insolvent and the payment will not render him or it insolvent.

          10.3 Defendants agree that the amount of the Settlement Fund, as well as the other terms of the Settlement reflect a good faith settlement of Representative Plaintiffs' and the Class' claims, reached voluntarily after consultation with experienced legal counsel. Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Persons, or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Released Persons may file the Stipulation and/or the judgment from this action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of RES JUDICATA, collateral estoppel, release, good faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

          10.4 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

          10.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all parties or their successors-in-interest.

          10.6 The Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

          10.7 Plaintiffs' Settlement Counsel, on behalf of the Class, are expressly authorized by the Representative Plaintiffs to take all appropriate action required or permitted to be taken by the Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Class which they deem appropriate.

          10.8 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so.

          10.9 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties to the Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

          10.10 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

          10.11 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

          10.12 The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with the laws of the State of California without giving effect to that State's choice of law principles.

     IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, as of July 19, 1996.

                              MILBERG WEISS BERSHAD HYNES
                               & LERACH LLP

                              By:  /s/ Keith F. Park
                                 ----------------------------
                                   Keith F. Park

                              600 West Broadway, Suite 1800
                              San Diego, CA  92101
                              Telephone:  (619)  231-1058

                              KAPLAN, KILSHEIMER & FOX LLP

                              By:   /s/ Robert N. Kaplan
                                  ---------------------------
                                    Robert N. Kaplan

                              685 Third Avenue, 26th Floor
                              New York, NY  10017
                              Telephone:  (212) 687-1980

                              Plaintiffs' Settlement Counsel

                              PRONGAY & MIKOLAJCZYK
                              KEVIN PRONGAY
                              881 Alma Real Drive, Suite 211
                              Pacific Palisades, CA  90272
                              Telephone:  (310) 573-3600

                              KAUFMAN MALCHMAN KIRBY & SQUIRE
                              JEFFREY H. SQUIRE
                              919 Third Avenue
                              New York, NY  10022
                              Telephone:  (212) 371-6600

                              Plaintiffs' Counsel

                              HALE AND DORR


                              By:  /s/ Geoffrey S. Stewart
                                  --------------------------
                                   Geoffrey S. Stewart

                              1455 Pennsylvania Avenue, N.W.
                              Washington, D.C.  20004
                              Telephone:  (202) 942-8400

                              Counsel for Umang P. Gupta, D. Bruce Scott,
                              Richard M. Noling, Nicholas Burtles,
                              Richard J. Heaps, Reed D. Taussig,
                              Douglass C. Carlisle, Anthony Sun and
                              Gupta Corporation

                        UNITED STATES DISTRICT COURT
                       NORTHERN DISTRICT OF CALIFORNIA


In re GUPTA CORPORATION SECURITIES )    CLASS ACTION
LITIGATION                         )    -----------
___________________________________)
                                   )    Master File No.
This Document Relates to All       )    94-1517-FMS (EAI)
Actions                            )
                                   )
___________________________________)


                                 [PROPOSED]
                   ORDER PRELIMINARILY APPROVING SETTLEMENT,
                    APPROVING NOTICE OF PROPOSED SETTLEMENT
                        AND SETTING SETTLEMENT HEARING

     The Court has received the Stipulation of Settlement (the
"Stipulation"), dated as of July 19, 1996, that has been entered into by the Representative Plaintiffs and Defendants. The Court has reviewed the Stipulation and its attached exhibits, and, good cause appearing,

     IT IS HEREBY ORDERED as follows:

     1. The Court, for purposes of this preliminary order, adopts all defined terms as set forth in the Stipulation.

     2. The Court has previously certified the Class Actions as class actions pursuant to Rule 23(a) and (b)(3) of the Federal Rules of Civil Procedure ("the Class"). The Class is as defined in paragraph 1.20 of the Stipulation and the Class Period is as defined in paragraph 1.22 of the Stipulation.

     3. The Court preliminarily approves the settlement of the Class Actions set forth in the Stipulation, as being fair, just, reasonable and adequate as to the Class and its members, subject to further consideration at the Settlement Hearing described below.

     4. The Court approves as to form and content, and for distribution to Class Members a Notice of Settlement of Class Action and Settlement Hearing ("Notice") substantially in the form of Exhibit 1 hereto, and a Proof of Claim and Release ("Proof of Claim") substantially in the form of Exhibit 3 hereto.

     5. Plaintiffs' Settlement Counsel shall make reasonable efforts to identify all persons who are Class Members, including beneficial owners whose Gupta securities are held by banks, brokerage firms, or other nominees. Plaintiffs' Settlement Counsel shall send the Notice and the Proof of Claim by first class mail to all persons to whom a Notice of Pendency was previously sent and to any other persons whose names and addresses have been received in response to that notice. The mailing of the Notice and Proofs of Claim shall be by _______________, 1996 ("the

Notice Date"). Pursuant to the Notice, nominees shall either: (1) send the Notice and Proof of Claim to all Class Members by first class mail within ten
(10) days after the nominees receive the Notice; or (2) send a list of the names and addresses of such beneficial owners to Plaintiffs' Settlement Counsel within seven (7) days after the nominees receive the Notice and, in the event of the latter, Plaintiffs' Settlement Counsel shall send by first class mail the Notice and Proof of Claim to all Class Members who are on the lists received from the nominees. Plaintiffs' Settlement Counsel shall file with the Court and serve upon Defendants' Counsel no later than seven (7) days prior to the Settlement Hearing an affidavit or declaration describing the efforts taken to comply with this order to identify all Class Members, and stating that the mailings have been completed in accordance with the terms of this order.

     6. Within ten (10) days of the Notice Date, Plaintiffs' Settlement Counsel shall publish a Summary Notice substantially in the form of Exhibit 2 hereto once in the national edition of THE INVESTORS BUSINESS DAILY.
Plaintiffs' Settlement Counsel shall file with the Court and serve upon Defendants' Counsel no later than seven (7) days prior to the Settlement Hearing an affidavit or declaration stating that the Summary Notice has been published in accordance with the terms of this order.

     7. The Court finds that dissemination of the Notice and Proof of Claim in the manner required by paragraph 5, and publication of the Summary Notice in the manner required by paragraph 6, constitute the best notice practicable under the circumstances to Class Members and meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, due process under the United States Constitution, and any other applicable law and shall constitute due and sufficient notice to all persons entitled thereto.

     8. Any Class Member who objects to the settlement of any of the Class Actions, the proposed plan of allocation, or the applications of counsel for attorneys' fees, costs, and expenses, shall have a right to appear and be heard at the Settlement Hearing. No later than fifteen (15) days before the Settlement Hearing, any such person must file with the Court and deliver to Plaintiffs' Settlement Counsel and Defendants' Counsel a written notice of objection, and any brief opposing the settlement, plan of allocation, or application for attorneys' fees, costs, and expenses. The manner by which a notice of objection should be prepared, filed, and delivered shall be stated in the Notice. Only Class Members who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

     9. Plaintiffs' Settlement Counsel are hereby authorized to retain the firm of Gilardi & Co. as Claims Administrator to supervise and administer the Notice procedure as well as the proving of claims.

     10. The Court authorizes the payment out of the Notice and Administration Fund the expenses described in paragraph 2.5 of the Stipulation.

     11. The Settlement Hearing will be held before Honorable Edward A. Infante, United States Magistrate Judge on _______________, 1996, at ______ __.M. in the United States Courthouse, 280 South First Street, San Jose, California, to determine whether the proposed settlement of the Class Actions, as set forth in the Stipulation, should be approved as fair, just, reasonable and adequate to the Class and its members, and whether the Final Judgment approving the settlement should be entered. The Court may adjourn or continue the Settlement Hearing without further notice to Class Members.

     12. At or after the Settlement Hearing, the Court will determine whether Plaintiffs' Settlement Counsels' proposed Plan of Allocation should be approved.

     13. The passage of title and ownership of the Settlement Fund to the Escrow Agent in accordance with the terms and obligations of the Stipulation is approved. No person that is not a Class Member or counsel for a representative plaintiff shall have any right to any portion of, or in the distribution of, the Settlement Fund unless otherwise ordered by the Court or otherwise provided in the Stipulation.

     14. All funds held by the Escrow Agent shall be deemed and considered to be IN CUSTODIA LEGIS of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

     15. At or after the Settlement Hearing, the court will determine whether the application of counsel for Representative Plaintiffs for an award of attorneys' fees, costs, and expenses should be approved.

     16. In the event the settlement of the Class Actions is approved by the Court, the issuance by Gupta of Settlement Stock in accordance with the Stipulation shall be without registration under the Securities Act of 1933, as amended, in reliance upon the exemption under Section 3(a)(10) thereof.

     17. No later than ninety (90) days after the Notice Date, any Class Member who wishes to participate in the Settlement Fund must submit a valid Proof of Claim to the Claims Administrator. To be valid, a Proof of Claim must be: (1) completed in a manner that permits the Claims Administrator to determine the eligibility of the claim; (2) signed with an affirmation that the information is true and correct; and (3) postmarked for delivery to the Claims Administrator within ninety (90) days after the Notice Date. All Class Members who submit valid and timely Proofs of Claim shall share in the distribution of the Settlement Fund. All Class Members who do not submit valid and timely Proofs of Claim shall be forever barred from receiving any payments from the Settlement Fund, but will in all other respects be subject to and bound by the provisions of the Stipulation and the Final Judgment.

     18. Plaintiffs' Settlement Counsel shall file with the Court and serve on Defendants' Counsel a proposed Plan of Allocation for the Settlement Fund. Neither Defendants nor Defendants' Counsel shall have any responsibility for the Plan of Allocation and it will be considered separately from the fairness, reasonableness and adequacy of the settlement.

     19. No later than seven (7) days before the Settlement Hearing, Plaintiffs' Settlement Counsel shall submit any applications they may wish to make for attorneys' fees, costs, and expenses, to the court. Neither Defendants nor Defendants' Counsel shall have any responsibility for the applications for attorneys' fees and expenses and such applications will be considered separately from the fairness, reasonableness and adequacy of the settlement.

     20. No later than seven (7) days before the Settlement Hearing, all briefs supporting the settlement, the Plan of Allocation, and the request for attorneys' fees and costs, shall be served and filed.

     21. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by Defendants of the truth of any of the allegations in the Class Actions, or of any liability, fault, or wrongdoing of any kind.

     22. All discovery and other proceedings in the Class Actions are stayed until further order of the Court, except as may be necessary to implement the settlement or comply with the terms of the Stipulation. The Representative Plaintiffs and Class Members are barred from commencing or prosecuting any direct or representative action, or any action in any other capacity, asserting any of the Released Claims, unless and until the Stipulation is terminated according to its terms.

     23. The Final Judgment will permanently bar and enjoin the Representative Plaintiffs and all members of the Class from instituting or prosecuting, in any capacity, any action or proceeding that involves or asserts any of the Released Claims.

     24. The Court may, for good cause, extend any of the deadlines set forth in this order without further notice to the Class Members.
Dated: ______________________, 1996


                                ____________________________________
                                       Hon. Edward A. Infante
                                   United States Magistrate Judge

Submitted by:

MILBERG WEISS BERSHAD
  HYNES a LERACH LLP
WILLIAM S. LERACH
KEITH F. PARK



_______________________________
         KEITH F. PARK

600 West Broadway, Suite 1800
San Diego, CA 92101
Telephone:  (619) 231-1058



KAPLAN KILSHEIMER & FOX LLP
ROBERT N. KAPLAN
JONATHAN K. LEVINE


_______________________________
       ROBERT N. KAPLAN
685 Third Avenue, 26th Fl.
New York, New York 10017
Telephone:  (212) 687-1980
Plaintiffs' Settlement Counsel

WILLIAM S. LERACH (68581)
KEITH F. PARK (54275)
MARK SOLOMON (151949)
MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
600 West Broadway, Suite 1800
San Diego, CA  92101
Telephone:  (619) 231-1058

ROBERT N. KAPLAN
JONATHAN K. LEVINE
CHRISTINE M. COMAS
KAPLAN, KILSHEIMER & FOX LLP
685 Third Avenue, 26th Floor
New York, NY  10017
Telephone:  (212) 687-1980

Plaintiffs' Settlement Counsel


                             UNITED STATES DISTRICT COURT
                            NORTHERN DISTRICT OF CALIFORNIA


In re GUPTA CORPORATION SECURITIES )    CLASS ACTION
LITIGATION                         )    ------------
___________________________________)
                                   )    Master File No.
This Document Relates to All       )    94-1517-FMS (EAI)
Actions                            )
___________________________________)


                       NOTICE OF PROPOSED SETTLEMENT
                           AND SETTLEMENT HEARING
                       -----------------------------

     TO: ALL PERSONS WHO PURCHASED ANY SHARES OF THE COMMON STOCK OF GUPTA CORPORATION ("GUPTA") DURING THE PERIOD FROM OCTOBER 19, 1993 THROUGH AND INCLUDING JULY 6, 1994 AND WHO HAVE NOT PREVIOUSLY REQUESTED EXCLUSION ("CLASS")

                                IMPORTANT
                                ---------

     PLEASE READ THIS NOTICE CAREFULLY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

                         NOTICE OF SETTLEMENT HEARING

     A settlement hearing will be held on _______________, 1996, at _____ a.m., before the Honorable Edward A. Infante, United States Magistrate Judge, at the United States Courthouse, Courtroom No. 7, 280 South First Street, San Jose, California (the "Settlement Hearing"). The purpose of the Settlement Hearing will be to determine: (1) whether the settlement of the Class Action in the amount of $14,250,000 consisting of (i) $3,000,000 in cash, plus accrued interest and (ii) 1,875,000 shares of Gupta common stock with a guaranteed value of at least $11,250,000 (if the market price of Gupta stock is at least $4.50 per share)(1)should be approved as fair, just, reasonable and adequate to the Class and its members; (2) whether the releases should be approved as fair, just, reasonable and adequate to the Class and its members; (3) whether the proposed Plan of Allocation is fair, just, reasonable, and adequate; (4) whether applications of plaintiffs'
Counsel for an award of attorneys' fees, costs, and expenses should be approved; (5) whether this Litigation should be dismissed with prejudice as set forth in the Stipulation of Settlement dated as of July 19, 1996, filed with the Court; and (6) whether the terms and conditions of the proposed issuance of the shares of Gupta common stock (the "Settlement



-----------------------
(1) If, during a valuation period prior to the distribution of the stock to the class, the average price of Gupta stock is less than $6 per share, Gupta shall issue additional shares above the 1,875,000 shares such that the value of the stock in the aggregate is $11,250,000. However, Gupta is not required to issue more than a total of 2,500,000 shares.

Stock") are fair, reasonable and adequate. The Court may adjourn or continue the Settlement Hearing without further notice to the Class.

             PURPOSE OF NOTICE AND DESCRIPTION OF LITIGATION

     This notice is given pursuant to Rule 23 of the Federal Rules of Civil Procedure and an order of the United States District Court for the Northern District of California entered on _______________, 1996. The purpose of this notice is to inform you of a proposed settlement of the Class Action as described below. This notice describes rights you may have under the proposed settlement and what steps you may take in relation to this litigation. This notice is not an expression of any opinion by the Court as to the merits of any of the claims or defenses asserted by any party in this litigation, or the fairness or adequacy of the proposed settlement.

                          A.  THE CLASS ACTION

     This action was commenced in the United States District Court for the Northern District of California on or about May 2, 1994. On August 4, 1994, plaintiffs filed an Amended Complaint, which was dismissed on December 6, 1994 with leave to replied. On January 12, 1995, plaintiffs filed a Second Amended Complaint which has been sustained in part and dismissed in part. The Second Amended Complaint alleges, INTER ALIA, that Gupta's financial statements issued during the Class Period were false and misleading in violation of generally accepted accounting principles. Defendants deny plaintiffs' allegations.

     This is a securities class action on behalf of all persons, other than defendants, who purchased the common stock of Gupta between October 19, 1993 and July 6, 1994, inclusive (the "Class Period"). The action is brought under Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934, and Rule l0b-5 promulgated thereunder. Defendants include Gupta and certain of its present and former officers and directors. This action was certified to proceed as a class action pursuant to this Court's order of May 17, 1995. This action shall be referred to herein as "the Class Action."

     Plaintiffs' Counsel have conducted extensive discovery, including INTER ALIA, numerous inspections of documents, extensive depositions in the United States and Europe and informal investigations and consultations with expert consultants.

                            BENEFITS OF THE SETTLEMENT

     Plaintiffs' and Defendants' Counsel have conduced extensive settlement negotiations with a settlement judge. Plaintiffs' Counsel have concluded that it is in the best interests of the Representative Plaintiffs and Class Members that the Class Actions be settled on the terms and conditions set forth in the Stipulation described below. Plaintiffs' Counsel reached this conclusion after considering the factual and legal issues in the Class Actions, the substantial benefits that Class Members will receive under the Settlement, the risks and uncertainties of continued litigation, the expense that would be necessary to prosecute the Class Actions through trial and through any appeals that might be taken, and the likelihood of success at trial.

                          SETTLEMENT OF THE CLASS ACTIONS

     A written settlement agreement dated as of July 19, 1996 (the "Stipulation"), has been entered into by the Representative Plaintiffs on behalf of the Class, and by the Defendants (referred to hereinafter as the "Settling Parties"). The following summarizes the terms of the Stipulation. For the full details of the proposed settlement, you may desire to refer to the Stipulation, which is on file with the Court.

     IF YOU ARE A MEMBER OF THE CLASS. THE FOLLOWING APPLIES TO
     YOU:

                             ORDER CERTIFYING A CLASS
                           AND PRIOR NOTICE OF PENDENCY

     On May 17, 1995, the Court certified a Class consisting of all persons who purchased the common stock of Gupta between October 19, 1993 and July 6, 1994, except the defendants, officers and directors of Gupta, members of the immediate family of each of the individual defendants, any entity in which any defendant has a controlling interest and the legal representatives, heirs, successors and assigns of any such excluded party. The period from October 19, 1993 through and including July 6, 1994 is hereinafter referred to as the "Class Period."

     On September 27, 1995, a Notice of Pendency of Class Action was mailed and on October 13, 1995 a Summary Notice of Pendency appeared in the National Edition of the WALL STREET JOURNAL. If you submitted a request for exclusion pursuant to that notice, you are not a member of the Class and cannot participate in this settlement.

     The Court has appointed the Representative Plaintiffs as representatives of the Class, and has designated the law firms of Milberg Weiss Bershad Hynes & Lerach LLP and Kaplan, Kilsheimer & Fox LLP as Settlement Counsel.

                         PARTICIPATION IN THE SETTLEMENT

     TO BE ELIGIBLE TO PARTICIPATE IN THE DISTRIBUTION OF THE NET SETTLEMENT FUND, YOU MUST TIMELY COMPLETE AND RETURN THE PROOF OF CLAIM AND RELEASE FORM THAT ACCOMPANIES THIS NOTICE. The Proof of Claim and Release ("Proof of Claim") must be postmarked and delivered to the Claims Administrator at the address below on or before _______________, 1996. Unless the Court orders otherwise, if you do not timely submit a valid Proof of Claim, you will be forever barred from receiving any payments from the Net Settlement Fund, but will in all other respects be bound by the provisions of the Stipulation and the Final Judgment. If you do file a valid and timely Proof of Claim, and you are a Class Member, you will be eligible to share in the Net Settlement Fund.

                               THE SETTLEMENT FUND

     Under the terms of the Stipulation, the Defendants will create a Settlement Fund. The Settlement Fund will include: (1) $3,000,000 in cash which has been paid and is earning interest for the benefit of the Settlement Fund; and (2) 1,875,000 shares of newly issued Gupta common stock. If the value of the 1,875,000 shares of Gupta common stock during the valuation periods preceding the date(s) of distribution of the stock is below $11,250,000, the amount of newly issued stock to be distributed will be increased proportionately, so that the total value of all of the stock distributed will be a minimum of $11,250,000. This could require the issuance of more than 1,875,000 shares of Gupta common stock. However, Gupta is not required to issue more than a total of 2,500,000 shares of stock. Therefore, if the price of the stock is less than $4.50 per share during a valuation period, the total value of the stock to be issued by Gupta would be less than $11,250,000. The stock issued will be exempt from registration under Section 3(a)(10) of the Securities Act of 1933.
Interest earned on the amounts of cash in the Settlement Fund shall become part of the Settlement Fund.

     A portion of the Settlement Fund will be used for certain administrative expenses, including costs of publishing, printing, and mailing this notice, costs of publishing a newspaper notice of the settlement, costs associated with the establishment and administration of the Settlement Fund, and payment of any taxes assessed against the Settlement Fund. In addition, a portion of the Settlement Fund may be awarded by the Court to counsel for Representative Plaintiffs as attorneys' fees and reimbursement for costs and expenses including expert consultants' fees. The portion of the Settlement Fund remaining after payment of such costs, fees, expenses and awards (the
"Net Settlement Fund") will be distributed to Class Members who submit valid and timely Proofs of Claim. Class members who submit valid and timely Proofs of Claim will receive either cash, Gupta common stock or cash plus Gupta common stock.

                               PLAN OF ALLOCATION

     The Net Settlement Fund shall be distributed to Class Members who submit a valid, timely Proof of Claim ("Authorized Claimants") pursuant to the following Plan of Allocation.

     To the extent there are sufficient funds in the Net Settlement Fund, each Authorized Claimant will receive an amount equal to the Authorized Claimant's Claim, as defined below. If, however, the amount in the Net Settlement Fund is not sufficient to permit payment of the total Claim of each Authorized Claimant, then each Authorized Claimant shall be paid the percentage that each Authorized Claimant's Claim bears to the total of the Claims of all Authorized Claimants. Payment in this manner shall be deemed conclusive against all Authorized Claimants.

     The Claims will be paid to Authorized Claimants in both cash and stock. However, if an Authorized Claimant's Claim would entitle the Claimant to receive fewer than 25 shares of Gupta stock, instead of receiving the stock, the Authorized Claimant shall receive additional cash from the cash portion of the Settlement Fund equal to the value of the Gupta stock which the Authorized Claimant would have received based upon the calculated value of the stock during the Valuation Period set forth in the Stipulation of Settlement. The Gupta stock which would have been distributed to said Authorized Claimant will be distributed pro rata among the other Authorized Claimants who will receive 25 shares or more, and those Claimants will receive correspondingly less cash. This allocation of cash and stock shall neither increase nor decrease the total value of the distribution (both stock and cash) of the Settlement Fund to any Authorized Claimant.

     No fractional shares of Gupta common stock shall be issued. Any calculation which would yield a fractional share will be rounded down or up to the next closest share.

     The Claims shall be computed as follows:

     1. Any person who purchased Gupta common stock from October 19, 1993 through January 16, 1994, and who retained it as of the close of trading on July 6, 1994, shall have a per share claim calculated as 25% of the difference between the purchase price and $9.95 per share.

     2. Any person who purchased Gupta common stock, from January 17, 1994 through April 25, 1994, and who retained it as of the close of trading on July 6, 1994, shall have a per share claim calculated as 50% of the difference between the purchase price and $9.95 per share.

     3. Any person who purchased Gupta common stock, from April 26, 1994 through July 6, 1994, and who retained it as of the close of trading on July 6, 1994, shall have a per share claim calculated as the difference between the purchase price and $9.95 per share.

     4. Any person who purchased Gupta common stock, from October 19, 1993 through January 16, 1994, and who sold it from April 26, 1994 through July 6, 1994 shall have a per share claim which is 25% of the purchase price per share less the sales price per share.

     5. Any person who purchased Gupta common stock, from January 17, 1994 through April 25, 1994, and who sold it from April 26, 1994 through July 6, 1994 shall have a per share claim which is 50% of the purchase price per share less the sales price per share.

     6. Any person who purchased Gupta common stock, from April 26, 1994 through June 2, 1994, and who sold it from June 3, 1994 through July 6, 1994 shall have a per share claim which is the lesser of:

          (a)  the purchase price per share less the sales price per share; or

          (b)  $3.75 per share.

                             DISMISSAL AND RELEASES

     If the proposed settlement is approved, the Court will enter a Final Judgment and Order of Dismissal of the Action ("Final Judgment"). The Final Judgment will dismiss the Class Actions, and all claims alleged therein, with prejudice as to all Defendants. The Final Judgment will provide that the settlement may not be used against Released Persons in any action or proceeding, except to enforce the Final Judgment.

     The Final Judgment will provide that all Class Members shall be deemed to have released and forever discharged all Released Claims, including Unknown Claims, against all Released Persons, as defined in the Proof of Claim and Release which accompanies this Notice.

                     APPLICATIONS FOR FEES, EXPENSES AND AWARDS

     At the Settlement Hearing, counsel for Representative Plaintiffs will request the Court to award attorneys' fees not to exceed thirty-three percent (33%) of the Settlement Fund. In addition, Plaintiffs' Settlement Counsel will seek reimbursement of the expenses advanced in connection with the litigation, including expenses incurred for experts.

     Class Members are not personally liable for any fees and expenses.

                              CONDITIONS FOR SETTLEMENT

     The settlement is conditioned upon the occurrence of a number of events, which are subject to waiver. Those events include, among other things: (1) entry of the Final Judgment by the Court as provided for in the Stipulation; (2) expiration of the time to appeal from the Final Judgment; (3) Gupta has provided Plaintiffs' Settlement Counsel with the written opinion of outside counsel substantially to the effect: (a) that the Settlement Stock will be issued in compliance with the registration requirements of Section 5 of the Securities Act of 1933 or will be issued in reliance upon an exemption therefrom; (b) that the Settlement Stock is fully tradeable without any restriction after distribution; and (c) that such shares are otherwise fully paid, non-assessable and free from all liens and encumbrances. If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions as of the date of the Stipulation.

                        THE RIGHT TO BE HEARD AT THE HEARING

     Any Class Member (who did not validly and timely request to be excluded from the Class) and who objects to any aspect of the settlement of the Class Actions, the Plan of Allocation, or the applications for attorneys' fees, costs, and expenses, may appear and be heard at the Settlement Hearing. Any such person must submit a written notice of objection, postmarked on or before _______________, 1996, to each of the following addresses:

     Clerk of the Court
     United States District Court
     Northern District of California
     280 South First Street
     San Jose, CA  95113-4612

     Re:  IN RE GUPTA CORPORATION SECURITIES LITIGATION

     Geoffrey S. Stewart
     Hale and Dorr
     1455 Pennsylvania Avenue, N.W.
     Washington, D.C.  20004

     Robert N. Kaplan
     Jonathan K. Levine
     Kaplan, Kilsheimer & Fox LLP
     685 Third Avenue
     New York, NY  10017

     Keith F. Park
     Milberg Weiss Bershad Hynes
       & Lerach LLP
     600 West Broadway, Suite 1800
     San Diego, CA  92101

     The notice of objection should demonstrate the objecting person's membership in the Class, and contain a statement of the reasons for objection. Only members of the Class who have submitted written notices of objection in this manner will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.

                           SPECIAL NOTICE TO NOMINEES:

     If you purchased any shares of Gupta common stock during the Class Period as nominee for a beneficial owner, then, within ten (10) days after you receive this Notice, you must either: (1) send a copy of this Notice and the Proof of Claim by first class mail to all such persons; or (2) provide a list of the names and addresses of such persons to the Claims Administrator:

          IN RE GUPTA CORPORATION SECURITIES LITIGATION

          c/o Gilardi & Co.
          P.O. Box 5100
          Larkspur, CA  94977-5100

     If you choose to mail the Notice and Proof of Claim yourself, you may obtain (without cost to you) as many additional copies of these documents as you will need to complete the mailing from the Claims Administrator.

     Regardless of whether you choose to complete the mailing yourself or elect to have the mailing performed for you, you may obtain reimbursement for or advancement of reasonable administrative costs actually incurred in connection with forwarding the Notice and Proof of Claim, and which would not have been incurred but for the obligation to forward the Notice and Proof of Claim.

                              EXAMINATION OF PAPERS

     This Notice is a summary notice and does not describe all of the details of the Stipulation. For full details of the matters discussed in this Notice, you may desire to review the Stipulation filed with the Court, which may be inspected at the office of the Clerk of the Court, at the United States Courthouse, 280 South First Street, San Jose, California, during business hours.

     If you have any questions about settlement of the Class Actions, you may contact Plaintiffs' Settlement Counsel or your own personal attorney. Settlement Counsel may be contacted by writing:

     Robert N. Kaplan                 Keith F. Park
     Jonathan K. Levine               Milberg Weiss Bershad
     Kaplan, Kilsheimer & Fox LLP       Hynes & Lerach LLP
     685 Third Avenue                 600 West Broadway
     New York, NY  10017              Suite 1800
                                      San Diego, CA  92101

     DO NOT TELEPHONE THE COURT.

     Dated:  _______________, 1996
                                      By Order of the United States
                                      District Court for the
                                      Northern District of
                                      California

WILLIAM S. LERACH (68581)
KEITH F. PARK (54275)
MARK SOLOMON (151949)
MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
600 West Broadway, Suite 1800
San Diego, CA  92101
Telephone:  (619) 231-1058

ROBERT N. KAPLAN
JONATHAN K. LEVINE
CHRISTINE M. COMAS
KAPLAN, KILSHEIMER & FOX LLP
685 Third Avenue, 26th Floor
New York, NY  10017
Telephone:  (212) 687-1980

Plaintiffs' Settlement Counsel


                          UNITED STATES DISTRICT COURT
                         NORTHERN DISTRICT OF CALIFORNIA


IN re GUPTA CORPORATION SECURITIES )    CLASS ACTION
LITIGATION                         )    ------------
                                   )
__________________________________ )    Master File No.
                                   )    94-1517-FMS (EAI)
This Document Relates to All       )
Actions                            )
__________________________________ )



                      SUMMARY NOTICE OF PROPOSED SETTLEMENT

                           SUMMARY NOTICE OF PROPOSED
                            SETTLEMENT AND SETTLEMENT
                          HEARING ON _____________, 1996

     TO: ALL PERSONS WHO PURCHASED ANY SHARES OF THE COMMON STOCK OF GUPTA CORPORATION DURING THE PERIOD FROM OCTOBER 19, 1993, THROUGH AND INCLUDING JULY 6, 1994 AND WHO HAVE NOT PREVIOUSLY REQUESTED EXCLUSION ("THE CLASS")

     Since May 1994, this class action litigation the ("Litigation") has been pending in the United States District Court for the Northern District of California (the "Court") against Gupta Corporation and certain of its present and former officers and directors ("Defendants"). The parties to the actions have reached a proposed settlement.

     You are hereby notified, pursuant to court order, that a settlement hearing will be held on _______________, 1996, _____ at a.m., before the Honorable Edward A. Infante, United States Magistrate Judge, at the United Courthouse, Courtroom _____, 280 South First Street, San Jose, California
(the "Settlement Hearing") to determine: (1) whether the settlement of the Class Actions in the amount of $14,250,000 (which may be worth less than that amount if Gupta common stock during a valuation period is less than $4.50 per share) consisting of (i) $3,000,000 in cash, plus accrued interest, and (ii) at least 1,875,000 shares of Gupta common stock (the "Settlement Fund") should be approved as fair, just, reasonable and adequate to all the settling parties; (2) whether the respective contributions and each of the releases should be approved as fair, just, reasonable and adequate; (3) whether the proposed Plan of Allocation for the Class Actions is fair, just, reasonable, and adequate; (4) whether the applications of counsel for the class for an award of attorneys' fees and expenses, should be approved; (5) whether this Litigation should be dismissed with prejudice as set forth in the Stipulation of Settlement dated as of July __, 1996, filed with the Court; and (6) whether the terms and conditions of the proposed issuance of the shares of Gupta common stock (the "Settlement Stock") are fair, reasonable and adequate.

     If you purchased Gupta common stock during the period from October 19, 1993 through and including July 6, 1994, your rights may be affected by the settlement of this Litigation. To share in the distribution of the Settlement Fund, members of the class must establish their rights and file a Proof of Claim and Release form on or before _______________, 1996.

     Your rights against the Defendants may be affected by the settlement of the Litigation. This is only a summary of the proposed settlement. Further details are contained in the Notice of Proposed Settlement of Class Action and Settlement Hearing. To receive a Notice and Proof of Claim form or further information, please write to the Claims Administrator:

     IN RE GUPTA CORPORATION SECURITIES LITIGATION

     c/o Gilardi & Co.
     P.O. Box 5100
     Larkspur, CA  94977-5100

     Counsel for the class is:

     Robert N. Kaplan                Keith F. Park
     Jonathan K. Levine              Milberg Weiss Bershad Hynes
     Kaplan Kilsheimer & Fox LLP       & Lerach LLP
     685 Third Avenue                600 West Broadway, Suite 1800
     New York, New York  10017       San Diego, California  92101

          DO NOT TELEPHONE THE COURT.

                              By Order of the
                              United States District Court
                              Northern District of California

WILLIAM S. LERACH (68581)
KEITH F. PARK (54275)
MARK SOLOMON (151949)
MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
600 West Broadway, Suite 1800
San Diego, CA  92101
Telephone:  (619) 231-1058

ROBERT N. KAPLAN
JONATHAN K. LEVINE
CHRISTINE M. COMAS
KAPLAN, KILSHEIMER & FOX LLP
685 Third Avenue, 26th Floor
New York, NY  10017
Telephone:  (212) 687-1980

Plaintiffs' Settlement Counsel


                   UNITED STATES DISTRICT COURT
                  NORTHERN DISTRICT OF CALIFORNIA


In re GUPTA CORPORATION SECURITIES )    CLASS ACTION
LITIGATION                         )    ------------
___________________________________)
                                   )    Master File No.
This Document Relates to All       )    94-1517-FMS (EAI)
Actions                            )
___________________________________)


                    PROOF OF CLAIM AND RELEASE
                    --------------------------

GENERAL INSTRUCTIONS

     1. To recover as a member of the Class based on your claims in the above entitled action (the "Class Action"), you must complete and, on page _____ hereof, sign this Proof of Claim and Release. If you fail to file a properly addressed (as set forth in paragraph 3 below) Proof of Claim and Release, your claim may be rejected and you may be precluded from any recovery from the Settlement Fund created in connection with the proposed settlement of the Class Action.

     2. Submission of this Proof of Claim and Release, however, does not assure that you will share in the proceeds of settlement in the Litigation.

     3. YOU MUST MAIL YOUR COMPLETED AND SIGNED PROOF OF CLAIM AND RELEASE POSTMARKED ON OR BEFORE _______________1996 ADDRESSED AS FOLLOWS:

          IN RE GUPTA CORPORATION SECURITIES LITIGATION
          c/o Gilardi & Co.
          P.O. Box 5100
          Larkspur, California  94977-5100

     4. If you are a member of the Class and previously did not validly and timely request exclusion from the Class, you are bound by the terms of any judgment entered in the Class Action, WHETHER OR NOT YOU SUBMIT A PROOF OF CLAIM AND RELEASE.

     5. If you are NOT a member of the Class as defined in the Notice of Proposed Settlement of Class Action and Settlement Hearing (the "Notice"), DO NOT submit a Proof of Claim and Release Form.

                            CLAIMANT IDENTIFICATION

     1. If you purchased Gupta Corporation common stock, and held the certificate(s) in your name, you are the beneficial purchaser as well as the record purchaser. If, however, you purchased these securities, and the certificate(s) were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial purchaser and the third party is the record purchaser.

     2. Use Part I of this form entitled "Claimant Identification" to identify each purchaser of record, if different from the beneficial purchaser ("nominee"), of Gupta stock, which forms the basis of this claim. THIS CLAIM MUST BE FILED BY THE ACTUAL BENEFICIAL PURCHASER OR PURCHASERS, OR THE LEGAL REPRESENTATIVE OF SUCH PURCHASER OR PURCHASERS, OF THE STOCK, UPON WHICH THIS CLAIM IS BASED.

     3. All joint purchasers must sign this claim. Executors, administrators, guardians, conservators and trustees must complete and sign this claim on behalf of persons represented by them and their authority must accompany this claim and their titles or capacities must be stated. The Social Security (or taxpayer identification) number and telephone number of the beneficial owner may be used in verifying the claim. Failure to provide the foregoing information could delay verification of your claim or result in rejection of the claim.

                              CLAIM FORM

     1. Use Part II of this form entitled "Schedule of Transactions in Gupta Common Stock", to supply all required details of your transaction(s) in these securities. If you need more space or additional schedules, attach separate sheets giving all of the required information in substantially the same form. Sign and print or type your name on each additional sheet.

     2. On the schedules, provide all of the requested information with respect to all of your purchases and all of your sales of Gupta stock which took place at any time between October 19, 1993 through and including July 6, 1994 (the "Class Period"), whether such transactions resulted in a profit or a loss. Failure to report all such transactions may result in the rejection of your claim.

     3. List each transaction in the Class Period separately and in chronological order, by trade date, beginning with the earliest. You must accurately provide the month, day and year of each transaction you list.

     4. The term "Purchase Price" means the amount paid for the securities (including commissions and transfer taxes) and the term "Sales Price" means the amount realized on the sale of the securities (net of commissions and transfer taxes). The date of purchase or sale is the "contract" or "trade" date as distinguished from the "settlement" date. The date of covering a "short sale" is deemed to be the date of purchase of the security. The date of a "short sale" is deemed to be the date of sale of the security.

     5. Broker's confirmations or other documentation of your transactions in Gupta stock should be attached to your claim. Failure to provide this documentation could delay verification of your claim or result in rejection of your claim.

                      UNITED STATES DISTRICT COURT

                     NORTHERN DISTRICT OF CALIFORNIA

             IN RE GUPTA CORPORATION SECURITIES LITIGATION

                   Master File No. 94-1517-FMS  EAI)

                           PROOF OF CLAIM

                  Must be Postmarked No Later Than:

                       ____________________1996


                         PLEASE TYPE OR PRINT

PART  I:  CLAIMANT IDENTIFICATION

Beneficial Owner's Name (First, Middle, Last)

Street Address

City                                State           Zip Code

Foreign Province                    Foreign Country

______________________________      _____  Individual
Social Security Number or
Taxpayer Identification Number      _____  Corporation/Other

__________    _______________________(work)
Area Code     Telephone Number

__________    _______________________(home)
Area Code     Telephone Number


Record Owner's Name (if different from beneficial owner listed above)

PART II:  SCHEDULE OF TRANSACTIONS IN GUPTA COMMON STOCK

          A) THE NUMBER OF SHARES OF GUPTA COMMON STOCK HELD AT THE COMMENCEMENT OF TRADING ON OCTOBER 19, 1993
               ________________________

          B) PURCHASES (OCTOBER 19, 1993 - JULY 6, 1994, INCLUSIVE) OF GUPTA COMMON STOCK

     TRADE DATE            NUMBER OF                    TOTAL
  MO   DAY   YEAR      SHARES PURCHASED            PURCHASE PRICE

1.__________________   ___________________         $_______________
2.__________________   ___________________         $_______________
3.__________________   ___________________         $_______________

          C) SALES (OCTOBER 19, 1993 - JULY 6, 1994, INCLUSIVE) OF GUPTA COMMON STOCK

     TRADE DATE             NUMBER OF                   TOTAL
  MO   DAY   YEAR          SHARES SOLD             PURCHASE PRICE

1.__________________   ___________________         $_______________
2.__________________   ___________________         $_______________
3.__________________   ___________________         $_______________

          (D) THE NUMBER OF SHARES OF GUPTA COMMON STOCK HELD AS OF THE CLOSE OF TRADING ON JULY 6, 1994
               ________________________

YOU MUST READ AND SIGN RELEASE ON PAGE _____.

     If you require additional space, attach extra schedules in the same format as above. Sign and print your name on each additional page. Copies of broker's confirmations or other documentation evidencing your transactions in Gupta stock should be attached.

PART  III:  SUBMISSION TO JURISDICTION OF COURT

     I submit this Proof of Claim and Release under the terms of the Stipulation of Settlement described in the Notice.

     I also submit to the jurisdiction of the United States District Court for the Northern District of California with respect to my claim as a Class Member and for purposes of enforcing the release set forth herein and any Judgment which may be entered in the Class Action. I further acknowledge that I am bound by and subject to the terms of any judgment that may be entered in the Class Action.

     I agree to furnish additional information to the Claims Administrator to support this claim if required to do so.

PART IV.  RELEASE

     A. I hereby acknowledge full and complete satisfaction of, and do hereby fully, finally and forever settle, discharge and release all Released Claims against all Released Persons.

     B. "Released Claims" means and includes any and all claims or causes of action, including "Unknown Claims" as defined below, demands, rights, liabilities, and causes of action of every nature and description whatsoever, known or unknown, asserted or that could have been asserted by the Representative Plaintiffs or the Class Members, or any of them, against the Released Persons based upon or related to both the purchase of Gupta stock by the Representative Plaintiffs or the Class Members during the Class Period and the facts, transactions, events, occurrences, disclosures, statements, acts or omissions or failures to act which were or could have been alleged in the Litigation, including the purchase, sale or distribution by any of the defendants of Gupta stock during the Class Period.

     C. "Unknown Claims" means any Released Claims which any Representative Plaintiff or Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, each of the Representative Plaintiffs and the

Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Each of the Representative Plaintiffs shall expressly and the Class Members shall be deemed to, and upon the Effective Date and by operation of the Judgment shall have waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to
Section 1542 of the California Civil Code. Each of the Representative Plaintiffs and the Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but shall be deemed to, upon the Effective Date, and by operation of the Judgment shall have fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

     D. "Released Persons" means each and all of the Defendants and their respective Related Parties.

     E. "Defendants" means Umang P. Gupta, D. Bruce Scott, Richard M. Noling, Nicholas Birtles, Richard J. Heaps, Reed D. Taussig, Douglas C. Carlisle, Anthony Sun and Gupta Corporation (including Gupta Corporation's successors and assigns).

     G. "Related Parties" means each of a Defendant's past or present directors, officers, employees, partners, principals, agents, underwriters, controlling shareholders, any entity in which the Defendant and/or any member(s) of the Defendant's immediate family has or have a controlling interest, attorneys, accountants, auditors, banks, investment banks or investment bankers, advisors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, associates, related or affiliated entities, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his family. Without limiting the foregoing, the Related Parties of defendant Gupta Corporation shall be deemed to include Novell, Inc.

     I. This release shall be of no force or effect unless and until the Court approves the Stipulation of Settlement and the Stipulation becomes Effective.

     J. I (we) hereby warrant and represent that I (we) have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, any matter released pursuant to this release or any other part or portion thereof.

     K. I (we) certify that I am (we are) not subject to backup withholding under the provisions of Section 3406(a) (1) (c) of the Internal Revenue Code.

     NOTE: If you have been notified by the Internal Revenue Service that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.

     I declare under penalty of perjury under the laws of the United States of America that the foregoing information supplied by the undersigned is true and correct and that this Proof of Claim and Release form was executed this _____ day of

_____________________ in ______________________________________________
(month) (year)                 (City, State, Country)

                         ______________________________________________
                                (Sign your name here)

                         ______________________________________________
                            (Type or print you name here)

                         ______________________________________________
                         (Capacity of persons signing, e.g., Beneficial
                              Purchaser, Executor or Administrator)
Reminder Checklist:

          1.   Please sign the above release and declaration.

          2.   Remember to attach supporting documentation, if available.

          3.   Do not send original or copies of stock certificates.

          4.   Keep a copy of your claim form for your records.

          5. If you desire an acknowledgment of receipt of your claim form, please send it Certified Mail, Return Receipt Requested.

          6.   If you move, please send us your new address.

                          UNITED STATES DISTRICT COURT
                         NORTHERN DISTRICT OF CALIFORNIA


In re GUPTA CORPORATION SECURITIES )    Master File No.
LITIGATION                         )      C-94-1517-EAI
__________________________________ )
                                   )    CLASS ACTION
                                   )    ------------
This Document Relates To:          )
                                   )    DATE: September 30, 1996
     ALL ACTIONS.                  )    TIME: 9:30 a.m.
__________________________________ )    COURTROOM:  The Honorable
                                        Edward A. Infante


             FINAL JUDGMENT AND ORDER OF DISMISSAL

     This matter came on for hearing on September 30, 1996, upon the application of the parties for approval of the settlement set forth in the Stipulation of Settlement (the "Stipulation") dated July 19, 1996. Due and adequate notice having been given to the Class defined below, and the Court having considered the Stipulation, all papers filed and proceedings had herein and all oral and written objections and comments received regarding the proposed settlement, and having reviewed the entire record in the Litigation, and good cause appearing.

     IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

     1. The Court, for purposes of the Final Judgment and Order of Dismissal of Action (the "Final Judgment"), adopts all defined terms as set forth in the Stipulation.

     2. The Court has jurisdiction over the subject matter of the Class Action, the Representative Plaintiffs, the Class, and the Defendants.

     3. The Court finds that the distribution of the Notice of Proposed Settlement and Settlement Hearing, Proof of Claim and Release, and publication of the Summary Notice as provided for in the Order Preliminary Approving Settlement, Approving Notice of Proposed Settlement and Setting Settlement Hearing constituted the best notice practicable under the circumstances to all persons within the definition of the Class, and fully met the requirements of Rule 23 of the Federal Rules of Civil Procedure, due process, the United States Constitution, and any other applicable law.

     4. Pursuant to and in accordance with the requirements of Rule 23 of the Federal Rules of Civil Procedure and Section 3(a)(10) of the Securities Act of 1933, the Court approves the settlement of the Class Action set forth in the Stipulation, each of the releases and other terms, as fair, just, reasonable, and adequate to the Class and the Defendants. The parties to the Stipulation shall complete and finalize the settlement in accordance with the terms set forth in the Stipulation.

     5. Except as to any individual claim of those persons (identified in Exhibit 1 hereto) who have validly and timely requested exclusion from the Class, the Litigation and all claims contained therein, including all of the Released Claims are dismissed with prejudice as to the Representative Plaintiffs and the Class, and the parties are to bear their own costs.

     6. All Class Members whether or not such Class Member has filed a Proof of Claim, shall, as of the Effective Date, conclusively be deemed to have released and forever discharged all Released Persons from all Released Claims.

     7. All Released Persons shall, as of the Effective Date, conclusively be deemed to have released and forever discharged each of the Representative Plaintiffs, the Class Members, and counsel to the Representative Plaintiffs, as set forth in paragraph 6.2 of the Stipulation.

     8. The Released Persons and the Class Members shall, as of the Effective Date, conclusively be deemed to have acknowledged that the Released Claims may include Unknown Claims. These persons nonetheless release all such Unknown Claims. All Released Persons and Class members shall further, as of the Effective Date, conclusively be deemed to have waived the rights afforded by California Civil Code Section 1542 and any similar statute or law, or principle of common law, of California or any other jurisdiction.

     9. All Class Members as of the Effective Date are permanently barred and enjoined from instituting or prosecuting, in any capacity, any action or proceeding that involves or asserts any of the Released Claims.

     10. All Released Persons as of the Effective Date are permanently barred and enjoined from instituting or prosecuting, in any capacity, any action or proceeding that invokes or asserts any of the claims released in paragraph 6.2 of the Stipulation.

     11. All Persons who have filed valid and timely requests for exclusion from the Class shall not be bound by this Final Judgment and Order of Dismissal. A list of the names of those persons who are not bound by this Final Judgment and Order of Dismissal is attached hereto.

     12. By virtue of the Court's consideration and approval of the settlement described herein the Court finds that the terms and conditions of the issuance by Gupta of Settlement Stock are fair, reasonable and adequate, the Court orders that the issuance of Settlement Stock shall be without registration under the Securities Act of 1933, as amended, and the Court finds that said issuance fails within the exemption set forth in Section 3(a)(10) of said Act.

     13. The Court reserves exclusive and continuing jurisdiction over the Class Action, the Representative Plaintiffs, the Class and the Released Persons for the purposes of; (1) supervising the implementation, enforcement, construction, and interpretation of the Stipulation, the Preliminary Order, the proposed Plan of Allocation, and the Final Judgment; (2) hearing and determining any application by Settlement Counsel for an award of attorney's fees, costs, and expenses; and (3) supervising the distribution of the Settlement Fund.

     14. Any Plan of Allocation to be submitted by Settlement Counsel or any order to be entered regarding the attorneys' fees application shall in no way disturb or affect this Final Judgment and shall be considered separate from this Final Judgment.

     15. Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Persons, or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Released Persons may file the Stipulation and/or the judgment from this action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of RES JUDICATA, collateral estoppel, release, good faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. Defendants have denied and continue to deny each and all of the claims alleged in the Litigation.

Dated:  September 30, 1996    /s/ Edward A. Infante
                              ----------------------------------------
                              HONORABLE EDWARD A. INFANTE
                              UNITED STATES MAGISTRATE JUDGE

Submitted by:

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH
KEITH F. PARK
BLAKE M. HARPER
MARK SOLOMON


/s/ Keith F. Park
------------------------------
KEITH F. PARK

600 West Broadway, Suite 1800
San Diego, CA 92101
Telephone:  619/231-1058


KAPLAN, KILSHEIMER & FOX, LLP
ROBERT N. KAPLAN
JONATHAN K. LEVINE
CHRISTINE M. COMAS
685 Third Avenue, 26th Floor
New York, N.Y.  10017
Telephone:  212/687-1980

Plaintiffs' Settlement Counsel

PRONGAY & MIKOLAJCZYK
KEVIN M. PRONGAY
EUGENE MIKOLAJCZYK
JOHN BORDERUD
881 Alma Real Drive
Suite 211
Pacific Palisades, CA 90272
Telephone:  310/573-3600


KAUFMAN, MALCHMAN, KIRBY
  & SQUIRE
JEFFREY H. SQUIRE
919 Third Avenue, 11th Floor
New York, N.Y. 10022
Telephone:  212/371-6600


ZARIAN & DUNCAN
JOHN N. ZARIAN
2030 Main Street
Suite 660
Irvine, CA  92714
Telephone:  714/475-1700

Attorneys for Plaintiffs